LEASE AGREEMENT


     THIS AGREEMENT is made and entered into this 21st day Of May, 1996, by and between CAPE VINCENT MILK PRODUCERS COOPERATIVE, INC., a New York cooperative corporation having its principal place of business at Cape Vincent, New York, MARBLE CITY BULK MILK PRODUCERS COOPERATIVE, INC., a New York cooperative corporation having its principal place of business at Gouverneur, New York, NORTHERN NEW YORK BULK MILK PRODUCERS COOPERATIVE, INC., a New York cooperative corporation having its principal place of business at Canton, New York, SEAWAY BULK MILK PRODUCERS COOPERATIVE, INC., a New York cooperative corporation having its principal place of business at Madrid, New York (hereinafter collectively-referred to as "Lessor"), and SUPREMA SPECIALTIES, INC, a New York corporation having its principal place of business at Paterson, New Jersey (hereinafter referred to as "Lessee").


                               W I T N E S S E T H


     WHEREAS, Lessor is the owner of certain improved real property and personal property located in Ogdensburg, New York (hereinafter referred to as "Property") as described in the legal description annexed hereto as Exhibit "A" and as shown in the site plan annexed hereto as Exhibit "B"; and

     WHEREAS, Lessee desires to lease the Property provided Lessee is able to obtain an assured continuous supply of whole milk. As an inducement to enter into this lease, Lessee and Allied Federated Co-ops, Inc. ("Allied") will enter into a milk supply agreement (Lessee's Milk Supply Agreement). Lessor is a member of Allied. Lessee shall be making commitments to its customers for the sale of cheese and other products produced by Lessee at the Property. A failure of Allied to deliver the volumes of whole milk required by Lessee in the operation of the Property would be a detriment to Lessee. Lessor is willing and able to lease the Property to Lessee, and Lessee is willing to occupy the Property, all upon the terms, covenants and conditions in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the Lessor and Lessee covenant and agree as follows:


     I. LEASE OF PROPERTY

          A. Lessor hereby leases to Lessee, and Lessee hereby takes and hires from Lessor, the Property, consisting of land, buildings and equipment known as the Ogdensburg Milk Plant. A list of personal property comprising the Property are attached hereto as an Exhibits C and made a part hereof.

          B. Lessee acknowledges and agrees that it has had the right to inspect the building and equipment and that it is satisfied with the condition of the building and equipment. Lessee acknowledges and agrees that, except as expressly set forth in this lease, it takes the Property in "as is" condition as of the commencement of the term hereof.

     II. TERM

          This lease and the obligations of Lessee hereunder shall not become effective until such time as all of the following conditions have been satisfied:

          (a) Lessee shall have received

                    (i) a milk  dealer's  license  from  the  State  of New York
               Department of Agriculture and Markets, and

                    (ii) all  necessary  permits  and  licenses  for  lessee  to operate a cheese manufacturing plant at Ogdensberg, New York; and

                    (iii) Written consent to this lease and to the Milk Supply Agreement by NatWest Bank, and

                    (iv) Written results acceptable to Lessee in its sole discretion from engineers/consultants retained by Lessee relating to environmental factors affecting the Property (including, but not limited to, sewer discharge) and physical condition of the Property (including, but not limited to, equipment and personal property); and

                    (v) Evidence  satisfactory  to Lessee in its sole discretion that Lessor has unencumbered fee title to the portion of the Property designated as "Old Canal" on Exhibit B, or acceptance by Lessee in its sole discretion of Property of Lessor demised in lieu of said O1d Canal; and

                    (vi) Title report  and/or  policy and survey of the Property acceptable to Lessee in its sole discretion indicating that title to the Property is subject only to such exceptions as may be acceptable to Lessee and which otherwise confirms the legal description of the Property; and

                    (vii) Approval of this Lease by Lessee's Board of Directors.

                    Lessee may waive any of the above  conditions (if Allied not working.)

          (b)  Lessee  shall  have   entered   into  a  Milk  Supply   Agreement
satisfactory to it with Allied. All these contingencies are to be met by July 1, 1996.

          The term of this lease shall consist of a " short term" and a "long term".

          The short term shall commence on the satisfaction of the above conditions and expire at 11:50 p.m. on July 31, 1997. At the expiration of the short term, Lessee may elect to extend the term to the long term.

          The long term shall commence at 12:01 a.m. August 1, 1997 and expire at 11:50 p.m. July 31, 2017. However, at each five year anniversary; that is, on July 31, 2002; July 31, 2007; and July 31, 2012 Lessee may elect to terminate the lease (and the term thereof). If Lessee elects to terminate the lease on an anniversary date, it shall give at least 60 days written notice to Lessor of such intent.

     III. RENT

          A. Lessee covenants and agrees to pay as rent, all real estate taxes and assessments, water and sewer and sanitary service charges, all operating expenses, structural as well as nonstructural repairs and maintenance (other than ordinary wear and tear and insured losses or a taking (or sale under threat of) by eminent domain), insurance premiums and other expenses and obligations of every name and nature in connection with or allocable to the Property, whether ordinary or extraordinary, whether foreseeable or not, which may arise or become due during, and are applicable to and for, the Term of this Lease, excepting only any Federal or New York State or local income, franchise, transfer or corporation taxes payab1e on the income of the Lessor or ground lease or mortgage payments and any increases in real estate taxes attributable to a sale or financing of the Property . In the event any taxes or assessments are levied against the 1eased Property which may be payable in installlments, the Lessee may request the taxing authority to list such assessments on the tax rolls in the maximum installments permitted by law. The Lessee shall be responsible only for those installments accruing during the term of this lease, fractional years (if any) to be prorated accordingly. The Lessor shall promptly deliver to the Lessee any and all tax statements, communications, notices or assessments which it may receive relating to the Property. Lessee shall pay such expenses directly; provided that if Lessee fails to do so after thirty (30) days written notice from Lessor, Lessor may, unless Lessee in good faith is disputing the same, pay such expenses as they are incurred and bill them to Lessee monthly, whereupon Lessee shall make prompt remittance of the full amount of such expenses to Lessor. Lessor shall pay all taxes for the period prior to the commencement of this Lease, failing which Lessee may pay the same and offset the amount paid against the rent due Lessor.

          B. The Lessee shall have the right to contest the legality, amount, or validity of any of the taxes, assessments or other impositions herein provided to be paid by it, and/or may elect to pay the same over the maximum period allowed by law, but no such contest shall be carried on or maintained by it after the time limited for the payment of any such taxes, assessment or other impositions unless the Lessee, at its option, (i) shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of such taxes, assessments or other impositions, together with all penalties, interest, costs and expenses, or (iii) by a deposit of a sufficient sum of money or (iv) by such undertaking as may be required or permitted by law to accomplish such stay. In the event any such contest is made by the Lessee, then within thirty (30) days after any final determination thereof, it shall fully pay and discharge the amount involved in or affected by any such contest, together with all penalties, fines, interest, costs or expenses that may have accrued thereon or that may result from any such action by the Lessee, whereupon all amounts (if any) deposited by the Lessee in accordance with the provisions hereof shall be returned to the Lessee.

          C. Lessee expressly acknowledges that the purpose and intent of the parties to this Lease is that, except as expressly set forth in this lease, the payments due to Lessor under subparagraph A and B of this paragraph III shall be absolutely net to it.

          D. As indicated in this Lease, the Lessee shall enter into a separate Milk Supply Agreement with Allied. Pursuant to that Milk Supply Agreement, Lessee shall pay to Lessor an amount equal to Six Cents ($.06) per hunderweight of whole milk sold and delivered during the term of the Lease to Lessee at the property by the Northco Division of Allied. There shall be a minimum monthly payment (called Minimum Rent) of Four Thousand Dollars ($4,000.00) per month regardless of the amount of milk delivered unless Allied is in default under the Milk Supply Agreement. The maximum monthly payment which Lessee shall be obligated to pay under this calculation is Eight Thousand Dollars ($8,000.00) per month. The monthly rental payment shall be paid to Lessor by the 1st day of the month following delivery of the milk. The rental payment for the first month shall be in the amount of Four Thousand Dollars ($4,000.00) and shall be due when Lessee takes pos-
session. Succeeding months rent shall be based on the previous month's milk volume. Lessor shall bill Lessee for each month's rent.


          E. The term "Rent" as hereinafter used shall mean and include all of the amount payable by Lessee under subparagraphs A, B, and D of this Paragraph-III.

     IV. USE AND SUBLETTING

          A. Lessee represents and covenants to Lessor that it shall use the Property for the operation of a milk plant, and ancillary functions related thereto, and for any other lawful purpose.

          B. Lessee shall not make or permit any waste in, to or about the Property. Lessee may make any additions, alteration, or improvements to the Property without the prior written consent of Lessor, except, however, the consent of the Lessor shall be required for structural changes or demolition of any material part of the Property, which consent on the part of Lessor shall not be unreasonably withheld or delayed.

          C. Lessee covenants and agrees to comply with all laws, ordinances, rules and regulations of all governmental authorities or agencies, to the extent that the same are applicable to the Property and to the manner of business conducted thereupon by Lessee, and are attributable to a period during the term.

          D. The Property may be sublet by Lessee in whole or in part and this Lease may be assigned by Lessee without prior written consent of Lessor. Any such subletting or assignment shall be expressly subject to all the terms, covenants, and conditions of this Agreement and shall not release and/or discharge Lessee from any of its obligations hereunder, except that Lessee shall be released from all obligations upon assignment to a subsidiary or wholly owned corporation provided that Suprema Specalities, Inc. shall guarantee that upon termination or surrender of the Lease the premises shall be delivered (environmentally and otherwise) in the condition required by the Lease.


    V. INSURANCE AND PROPERTY

          A. Lessee covenants and agrees that it will, during the term hereof, obtain and maintain at its sole cost and expense fire and extended coverage insurance on the property in an amount not less than $5,000,000.00, together with such other coverages as Lessee generally maintains for like property owned or leased by it. Both Lessor and Lessee shall be named as insured that in case of loss or damage the proceeds shall be paid to Lessee to be held and disbursed as provided in paragraph VIII. The Lessee shall furnish to the Lessor certificates or other evidence indicating that such insurance is in effect. In the event of any loss or damage to the Property by fire or any other perils insured customarily under extended coverage portions of fire insurance policies, regardless of the cause thereof, and whether or not the same be caused by the carelessness or negligence of the Lessee or Lessor, the insurance carrier shall not have any right of subrogation over against the Lessee or Lessor, for any such damage or loss so sustained. Lessee shall have the sole right to adjust any claims with such insurers .

          B. Lessee further covenants and agrees that it will, during the term hereof, obtain and maintain at its sole cost and expense one or more policies of comprehensive general liability insurance, naming Lessor (as an additional insured) and Lessee (as the insured) in an amount of at least $7,000,000.00.

          C. Lessee further covenants and agrees that it will, during the Term hereof, obtain and maintain at its sole cost and expense, insurance against the loss of or damage to, or destruction of, any personal property belonging to Lessor and located upon the Property (including, without limitation, any raw materials or inventory of Lessor.

          D. With respect to the insurance coverages specified in subparagraphs A, B and C above, such coverages may be a part of Lessee's master blanket or umbrella policies and Lessee shall cause the insurance carrier(s) to issue a Certificate of Insurance to Lessor, naming Lessor as an additional insured, and requiring such insurance carrier to give Lessor ten (10) days of written notice of any cancellation of such insurance coverage.

     VI. LIABILITY OF LESSOR

          Lessor shall not be liable for any loss of property from the Property or from any building or structure thereon, or for damage to persons or property caused or resulting from falling plaster, or from the roof, or from any other part of any building or structure on the Property, or from the pipes, appliances, equipment or plumbing works of the same, or from the street or subsurface or from any other place, or caused by operations in construction of any public or quasi-public work, or from any cause whatever, neither shall Lessor be liable for interference with light or other incorporeal hereditaments by anybody other than Lessor, or for any defects whatsoever in any equipment, building or structure on the Property, and the Lessor shall not be liable for any damage caused to the boiler or to any other machinery that may be in the Property, or for any interruption in Lessee's business resulting from the same. The provisions of this paragraph shall not apply to any loss or damage incurred by the Lessor due to the acts or omissions of Lessor, its agents, servants or employees.


     VII . INDEMNITY BY LESSEE

          Lessee shall indemnify and keep and hold Lessor harmless from and against any and all damages, costs, expenses (including, without limitation, reasonable legal fees), and liabilities for anything and everything whatsoever arising out of the occupancy of the Property by, or under, Lessee, Lessee's agents or employees, and from any loss or damage arising from any acts of or negligence by Lessee. The provisions of this paragraph shall not apply to any loss or damage incurred by the Lessor due to the acts or omissions of

Lessor, it agents, servants or employees, or resulting from a condition which existed prior to the commencement of the term.

     VIII. FIRE

          In the event that the Property shall be damaged or destroyed by fire or other insured casualty or insured hazard at any time during the Term hereof, Lessee shall forthwith cause the damage to be repaired or the equipment or building to be reconstructed with all reasonable dispatch to the extent of insurance proceeds received by it. Lessee shall be entitled to all insurance proceeds from any insurance carriers and be entitled to obtain from Lessor (if not received by Lessee directly from any insurance carriers) any sum received as insurance proceeds for such damage, as and if it is paid over to Lessor. Any surplus proceeds of insurance remaining after reconstruction shall be paid to Lessee. In the event substantially all or a portion of the Property is destroyed such that the Property cannot be used by the Lessee in the ordinary course of its business, Lessee may elect to terminate this Lease.

     IX . CONDEMNATION

          A. If all of the Property shall be taken for any public or quasi-public purpose under any statute or by right of eminent domain or by private purchase in lieu thereof, all compensation awarded or paid shall be apportioned between the parties hereto by agreement, or if they are unable to so agree, all of such compensation awarded or paid shall be the property of Lessor and Lessee, respectively, in accordance with the laws of the State of New York; provided, however, all such compensation relating to Lessee's property and trade fixtures and reasonable relocation expenses and the unamortized portion of leasehold improvements by Lessee shall belong and be paid over to Lessee.

          B. If less than all of the Property shall be taken for any public or quasi-public purpose under any statute or by right of eminent domain or by private purchase in lieu thereof, the Lessee shall have the right to terminate this lease if the Property remaining is such that its continued use for the purpose for which the same was being used immediately prior to such taking is, in the sole judgment of Lessee, reasonably impractical or economically imprudent. Termination shall be as of the date possession is taken or noticed by the condemnor. The option to terminate herein granted shall be exercised in writing by the Lessee within sixty (60) days after the later of the date of the taking of possession by the condemnor or the date set forth in the notice. In such event, the compensation award shall belong to the Lessor and the Lessee in accordance with the laws of New York; provided, however, all such compensation relating to Lessee's property and trade fixtures and reasonable relocation expenses and the unamortized portion of the leasehold improvements by the Lessee shall belong and be paid to

Lessee. If this lease is not terminated, the Lessor shall, with reasonable diligence, restore the Property unaffected by the taking, but shall not be obligated to spend for such restoration any amount in excess of the amount awarded or paid to it by the condemnor for such purpose. Rent shall abate during the period of restoration effective from the date possession is taken through the date the property is restored. Any compensation award not expended by Lessor for restoration shall become the sole and exclusive Property of the Lessor except for compensation relating to Lessee's property, trade fixtures and the unamortized portion of the leasehold improvements made by the Lessee.

     X. TRADE FIXTURES

          A. The Lessee may during the Term of this Lease install such fixtures, equipment, appliances and other items of personal property ("Trade Fixtures") as may be reasonably necessary for the conduct of its business upon the Property and Lessor shall have no interest, charge or lien thereon.

          B. The aforesaid Trade Fixtures may be affixed to the property and the Lessee may remove the same at will. All damages incurred to the Property as a result of any affixation or removal hereunder shall be promptly repaired by and at the sole cost and expense of the Lessee.

          C. The term "Trade Fixtures" as used in this paragraph shall mean that personal property of the Lessee which is installed by the Lessee but does not constitute any property listed in Exhibit C or any replacements of property listed on Exhibit C.


     XI.  EVENTS  OF  DEFAULT

          A. Each of the following shall be deemed a default by Lessee and a breach on its part of this Lease:

               (i)(a) the filing of a petition by or against Lessee for adjudication as a bankrupt or for a reorganization within the meaning of the bankruptcy act, or the filing of a petition by or against Lessee under any future bankruptcy act for the same or similar relief;

               (b) the dissolution or the commencement of any action or proceeding for the dissolution or liquidation of Lessee (other than a liquidation or dissolution in connection with a sale or disposition of all or substantially all of its assets or a merger with or into another corporation), whether instituted by or against Lessee, or for the appointment of a receiver or trustee of the property of Lessee;

               (c) the taking possession of the property of Lessee by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Lessee;

               (d) the making by Lessee of an assignment for the benefit of creditors.

               If either (a), (b), or (c) above shall be involuntary on the part of Lessee, the event in question shall not be deemed a default within the meaning of this Lease if removed or cured by Lessee within ninety (90) days.

               (ii)(a) a default in the payment of the Rent reserved herein, or any part thereof, for a period of ten (10) days, provided, however, that Lessor shall give Lessee written notice by certified mail, return receipt requested, of any such default, and Lessee shall have ten (10) days following its receipt of such notice to remedy or cure such default, and

               (b) a default in the performance on Lessee's part of any other term, covenant or condition of this Lease on Lessee's part to be performed, for a period of thirty (30) days after service, by certified mail, return receipt requested, of notice thereof by Lessor on Lessee unless such default is of such a character as to require more than thirty (30) days to cure and the Lessee uses due diligence to cure the same;

          B. In the event of any such default by Lessee not cured as above provided, and at any time thereafter, Lessor may serve written notice by certified mail, return receipt requested, upon Lessee that Lessor elects to terminate this Lease upon a specified date not less than thirty (30) days after the date of the serving of such notice, and this Lease shall then expire on the date so specified with the same force and effect as if the date had originally been fixed as the expiration date of the Term granted herein. No faults shall be deemed waived unless in writing and signed by Lessor, except that a default under subparagraph (ii) of to subparagraph shall be deemed waived if such default is cured within the times specified in subparagraph (ii).

          C. In the event that this Lease shall be terminated as hereinabove provided, or by summary proceedings or otherwise, or in the event that the Property, or any substantial part thereof, shall be abandoned by Lessee, during the Term hereof, then, unless the monthly installments of Minimum Rent (as called for in paragraph IIID) are being paid:

               (i) Lessor, or its agents, servants or representatives, may immediately or at any time thereafter re-enter and resume possession of the Property or such part thereof, and remove all persons and property therefrom, either by summary dispossess proceedings or by suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor, with no such re-entry by Lessor to be deemed an acceptance of a surrender of this Lease; and

               (ii) Lessor may, in its own name but as agent for Lessee if the Lease be not terminated, or if the Lease be terminated, then on its own behalf, relet the whole or any part of the Property for any period equal to or greater or less than the remainder of the then current five year portion of the Term of this Lease, for any sum which it may deem reasonable, to any lessee which it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. However, subject to subparagraph D below, in no event shall Lessor be under any obligation to relet the Property for any purpose other than that specified in this Lease, or to any lessee which Lessor in the exercise of reasonable discretion shall deem objectonable. Lessor shall not in any event be required to pay Lessee any surplus of any sums received by Lessor on a reletting of the Property in excess of the Rent reserved under this Lease, but Lessee shall be liable to Lessor for any deficiency which from time to time may remain and shall pay said amount or amounts as said deficiencies occur.


          D. It is the intention of the parties that if Lessee defaults under the terms of this paragraph that Lessee shall pay the Minimum Rent until the end of the then current five year period or until the Property has been relet as provided above, whichever event is sooner. Lessor shall use its best efforts to mitigate damages and relet the premises for use as a cheese making facility.

     XII. MECHANIC'S LIEN

          In the event a notice of mechanic's lien shall be filed against the Property for, or purporting to be for, work, labor, and services, or materials furnished or alleged to have been furnished to Lessee during the term, Lessee covenants and agrees that it will within sixty (60) days after receiving notice thereof either pay the same or procure the discharge thereof by giving security or in such other manner as may be permitted by law, or deposit adequate security if such lien is to be contested by Lessee. In default thereof ( unless such asserted mechanic's lien is being contested as provided above), Lessor may cause the same to be paid, discharged or cancelled and the amount so paid by Lessor, together with interest thereon, shall become due and payable by Lessee as additional rent with the next installment of rent which shall become due after the date of such payment of Lessor. Likewise if Lessee shall pay to discharge any liens attributable to the period of time prior to the Term, then such amount shall be an offset against the rent.

     XIII. ABATEMENT OF RENT

          Except as otherwise provided in this Lease Agreement, in the event that the Property, or any part thereof, shall be damaged, destroyed or injured by fire, casualty, the elements or any other cause, the Minimum Rent as recited in paragraph IIID shall be paid as herein provided, without any claim on Lessee's part for any reduction, abatement or diminution whatsoever.

     XIV. EXPENDITURES BY LESSOR TO BE ADDITIONAL RENT

          If, after giving Lessee notice as provided in Paragraph XI(A)(ii)(b) supra, Lessor shall pay any sum of money or do any act which shall require the expenditure of any sums by reason of the failure of Lessee to perform any of the terms, covenants and conditions of this Lease, Lessee covenants and agrees to repay such sums to Lessor immediately upon demand, and in default thereof, the sum so paid by Lessor, together with interest thereon, may be added as additional rent becoming due on the next rent payment day or any subsequent rent day. Nothing contained herein shall be construed to postpone the right of Lessor, immediately upon expending such sums, to collect such sums with interest by action or otherwise. Likewise, if Lessee, after giving notice to Lessor in a similar manner, shall pay any sum by reason of Lessor's failure to abide by the terms of the Lease, such sum may be offset against the rent due by Lessee.

     XV. QUIET ENJOYMENT

          The Lessor hereby warrants and covenants that it has good and marketable title to the Property and has full authority to execute this Lease, free of any rights, claims or demands of any nature of third parties. Lessor covenants and agrees that so long as Lessee pays the Rent reserved hereunder and performs and complies with all the terms, covenants and conditions on its part to be performed and complied with hereunder, Lessee shall and may peaceably have, hold and enjoy the Property for the Term hereof.

                                      -21-
     XVI. INSPECTION BY LESSOR

          Lessor shall, at all reasonable times during normal business hours upon reasonable advance written notice, have access to the Property in the presence of an authorized representative of Lessee for the purpose of examining and inspecting the same, subject to reasonable rules and regulations imposed by Lessee and provided Lessee's operations are not interfered with.

     XVI I . SURRENDER

          Lessee covenants and agrees that, upon the expiration of the Term hereof in accordance with the provisions herein, it shall surrender the Property along with any additions or improvements thereto other than Lessee's property or Trade Fixtures, to Lessor in as good condition as it was at the commencement of the Term hereof, normal wear and tear and damage by fire, casualty, the elements or any of the insured hazards excepted. It is the intention of the parties that upon the expiration or termination of the Lease that the building and equipment shall be left in a condition with normal wear and tear such that without further expenditure on the part of the Lessor, Lessor would be able to process the same amount of milk as had been processed by Lessee upon commencement of the initial Lease. (250,000 pounds of milk per 8 hour period). It is the intention of the parties that Lessee be allowed to remove only Trade Fixtures and property installed in addition to and not in substitution for the property listed in Exhibit C.

                                      -21A-

     XVIII . HOLDOVER

          In the event that Lessee shall continue to occupy the Property after the expiration of the Term hereof, or after a forfeiture incurred, whether such occupancy is with or against the consent of Lessor, such tenancy shall be from month-to-month and in no event from year-to-year or from term-to-term. Any such month-to-month tenancy shall be under and subject to all other terms, covenants and conditions contained in this Agreement.

     XIX. SUBORDINATION; MORTGAGE LIMITATIONS

          Lessor represents that the Property is not encumbered by any mortgages or liens.

          At the Lessor's option, this Lease squall be subordinated to any new mortgages which may be placed on the Property from time to time, provided, however, anything to the contrary contained herein notwithstanding every such mortgagee and assignee thereof shall inform and substance acceptable to Lessee recognize the validity of this Lease and Lessee's rights and Lessor's obligations under this Lease and shall not disturb Lessee's occupancy of the Property in the event of a foreclosure of the Lessor's interest or otherwise as long as the Lessee shall not after notice and the expiration of any applicable grace period, be in default under any of the terms of this Lease.

     XX. COVENANTS AND REPRESENTATIONS OF LESSOR AND LESSEE

          Each party represents and warrants to the other that it is a corporation duly organized, validly existing and in good standing under the laws of their respective States of incorporation and has all requisite corporate power and authority to own and operate its property, to carry on its business as now conducted, to enter into this Agreement and to carry out the terms hereof; and that the entering into of this Agreement and the carrying out of the terms hereof will not result in a violation of or constitute a default under any agreement, statute, regulation or order or rights or valid claims of third parties.

     XXI. TERMINATION BY LESSEE

          Lessee may at its option terminate this Agreement at any time upon sixty (60) days written notice to Lessor: (a) if Lessee's Milk Supply Agreement between Lessee and Allied is terminated for any reason or if Allied fails to supply adequate quantities of milk or otherwise defaults thereunder or (b) if Lessee is unable by operation of law or otherwise to engage in the manufacture of cheese or other products Lessee manufactures in the normal course of its business or (c) Lessee's milk dealer's license is terminated or not renewed; provided, however, that Lessee shall not be entitled to exercise such option to terminate if it intentionally or through its negligence in matters under its reasonable control causes its inability to engage in the manufacture of cheese or other products as noted in this sentence.

     XXII. DISPOSITION OF PROPERTY

          A. Lessee shall have the right to remove personal property comprising part of that property listed in Exhibit C to other of its manufacturing plants and shall have the further right to sell or dispose of any portion of that property listed in Exhibit C which Lessee determines is not required for its operation, provided that (i) Lessee shall notify Lessor prior to such removal or sale and shall obtain Lessor's written consent to such removal or sale and (ii) Lessee shall notify Lessor of the net proceeds from any such sales or dispositions and
(iii) Lessee shall pall over such net proceeds to Lessor at expiration or termination of this Lease.

     XXIII. NOTICES


          All notices or other communications shall be in writing, and shall be deemed to have been duly given on the date of personal delivery to an officer of the other party or three days after the date of deposit in the United States mails, if sent by registered mail, postage prepaid, addressed as follows:

                    1.   If to Lessor:

                         c/o Allied Federated Co-ops, Inc.
                         49 Jamison Road
                         Canton, NY 13617

                    2.   If to Lessee:

                         Suprema, Inc.,
                         510 East 35th Street
                         P.O. Box 280
                         Park Station
                         Paterson, NJ 07543-0280

                         with a copy to Tenzer Greenblatt LlP
                         405 Lexington Ave
                         New York, NY 10174
                         ATTN: Martin Luskin, Esq.

          Either party may change its address by written notice to the other. Notices or other communications made or given to one of the Lessors shall be deemed to have been given to all Lessors. In lieu of United States mail, notices may be given by a recognized overnight courier service.

     XXIV. INTERPRETATION

          This Agreement shall be construed in accordance with and interpreted under the laws of the State of New York.

     XXV. ENTIRE AGREEMENT

          This Agreement supersedes all prior agreements, whether oral or written, between the parties with respect to the subject matter herein and constitutes the entire agreement of the parties.

     XXVI. AMENDMENT

          This agreement shall not be changed, modified, or amended, except by written instrument of like formality and effect, subscribed to by both of the parties hereto.

     XXVII. BINDING EFFECT

          This Agreement is intended to, and shall, bind the parties hereto, their legal representatives and successors.

     XXVIII. WAIVER

          The waiver by the parties hereto of any term, covenant, agreement, or condition contained in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement, or condition contained in this Agreement, nor shall any custom or practice which may be established between the parties hereto in the administration of the terms of this Agreement be construed to waive or lessen the right of the parties to insist on the performance by the other in strict accordance with the terms of this Agreement.

     XXIX. ENVIRONMENTAL COVENANTS

          A. Subject to the provisions of Articles XXIX (H) and XXXI Lessee will at all times comply with, and will not violate in connection with the ownership, use, maintenance or operation of the premises and the conduct of the business related thereto, any applicable federal, state, county, or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits of any governmental authorities relating to environmental matters, including without limitation (i) the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (and any amendments or extensions thereof), and the Toxic Substances Control Act, and (ii) all other applicable environmental requirements.

          B. Without limiting the generality of the above, and subject to the representations and covenants of the Lessor and paragraph H and Article XXXI hereof, Lessee (i) will operate the premises and will at all times receive, handle, use, store, treat and dispose of all hazardous or toxic substances, petroleum products and waste in strict compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or

- -27-

requirements and (ii) wi11 remove from and off the premises all hazardous or toxic substances, petroleum products and waste contamination.

          C. Subject to Articles XXIX (H) and XXXI Lessee will not cause any hazardous or toxic materials, substances, pollutants or contaminants to be released into the environment, or deposited, discharged, placed or disposed of at, or near, the premises.

          D. Lessee shall not install any underground petroleum storage tanks on the premises without the express written consent of the Lessor which consent is not to be unreasonably withheld or delayed. If Lessor permits Lessee to install any underground petroleum storage tanks on the premises, Lessee will comply with all then applicable requirements of the Department of Environmental Conservation ("DEC") to regulate and monitor such tanks.

          E. Lessee will, immediately upon receipt of notice of any violation of any of the matters referred to in (A) through (D) above relating to the premises or its use, deliver a copy of same to Lessor.

          F. Lessee expressly acknowledges and agrees that it will reimburse, defend, indemnify and hold Lessor harmless from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges (including but not limited to, all costs of investigation, monitoring, legal fees, remedial response, removal, restoration or permit acquisition) which may now or in the future, be undertaken, suffered, paid, awarded, assessed, or otherwise incurred as a result of:

          (i) any contamination existing on, above or under the premises at any time during the term of the Lease; caused by Lessee (and not by Lessor or its predecessors or other occupants );

          (ii) any investigation, monitoring, cleanup, removal, restoration, remedial response or remedial work undertaken on the premises by or on behalf of Lessee at any time during the term of the Lease if caused by Lessee (and not by Lessor or its predecessors or other occupants).

          G. Lessee acknowledges and agrees that the termination, or expiration of the Lease shall not relieve or release Lessee of any legal liability and responsibility Lessee would otherwise have as the user of the premises whether by way of damages, penalties, remedial actions or otherwise for any adverse effects or consequences resulting at any time from any contamination existing on, above or under the premises identified during or after the term of the Lease and caused by Lessee or Lessee's agents.

          H. Notwithstanding the foregoing provisions of this Article, Lessee shall not be responsible for the presence, removal or treatment, or required to take any other action, or to incur any costs or expenses or indemnify Lessor with respect to any materials installed by Lessor (or by any occupant prior to Lessee) in the Premises which are deemed, either at the time of installation or at any time thereafter to be hazardous or toxic. It is understood and agreed that Lessee's sole obligation under this Article shall be with respect to hazardous or toxic materials which are installed or otherwise brought on the Premises by Lessee or anyone acting, on Lessee's behalf. As to this subparagraph only, Lessor shall hold Lessee harmless in the same manner as described in paragraph XXIXF above for any claims or loss suffered by Lessee (including legal fees, monitoring costs and remediation expenses) for contamination caused by Lessor, its agents, their predecessors or other occupants of the Property or by reason of any misrepresentation made in Article XXXI relating to hazardous or toxic materials or substances or oil or petroleum products or other wastes.

     XXX. REPAIRS AND MAINTENANCE

          A. The Lessee shall, at its own expense, make all necessary repairs and replacements to the Property and to the pipes, heating system, plumbing system, window glass, fixtures and all other appliances and their appurtenances, all equipment used in connection with the Property, and the sidewalks, curbs and vaults appurtenant to the Property. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, and structural as well as nonstructural, shall be made promptly, as and when necessary. All

- -30-

repairs and replacements shall be in quality and class at least equal to the condition at the commencement of the term (reasonable wear and tear excepted). The Lessee shall also, at its own expense, put and maintain in thorough repair and in good and safe condition, and free from dirt, snow, ice, rubbish, and other obstructions or encumbrances, the sidewalks, areas, shoots, railings, gutters and curbs in front of and adjacent to the leased property. If, during the short term, Lessee discovers that structural repairs are required at the Property, Lessee shall have no obligation to make such repairs provided it does not elect to extend to the long term.

          B. Lessee shall take good care of the interior of the Property and the fixtures and appurtenances therein and shall, at Lessee's sole cost and expense, make all repairs to preserve the interior of the Property in good working order and condition. All such repairs, restoration and replacements shall be in quality and class equal to the condition at the commencement of the term (reasonable wear and tear excepted) and shall be done in a good and workmanlike manner. If Lessee fails to make such repairs, restorations, or replacements within 30 days after notice, the same may be made by Lessor at the expense of the Lessee and all reasonable expenses so incurred by Lessor shall be collectible as additional rent and shall be paid by Lessee within 30 days after rendition of a statement to Lessee.

     XXXI. MISCELLANEOUS

     A.  Lessor's  Warranties,  Covenants  and  Representations

        (a) Lessor warrants, covenants and represents as follows:

          (i) Neither the entry into nor the performance of, or compliance with, this Lease (A) has resulted or will result, in any violation of or (B) is or will be in conflict with or (C) has resulted, or will result, in the creation of or (D) constitutes or will constitute a default under any partnership agreement, mortgage, contract, permit, judgment, decree, order, statute, rule or regulation application to Lessor, or to the Property.

          (ii) No approval, consent, order or authorization of, or designation, registration or declaration with, any governmental authority is required in connection with the valid execution and delivery of, and compliance with, this Lease by Lessor.

          (iii) There is no condemnation proceeding pending with regard to all or part of the Property and, to Lessor's best knowledge, there is no such proceeding contemplated by any governmental authority.

          (iv) All utilities serving the Property will either enter the Property through adjoining public streets or if they pass through adjoining private land, will do so in accordance with valid public easements or perpetual private easements. On the commencement date, all of said utilities will be installed and operating and all installation and connection charges will have been paid for in full.

          (v) To Lessor's knowledge, there is no violation by Lessor of any restriction, condition or agreement contained in any instrument affecting the Property.

          (vi) There are no charges, complaints, actions, proceedings or investigations pending against or involving Lessor or the Property except a lawsuit involving Heuvelton whey and the City of Ogdensburg relating to the "Old Canal" Property. Lessor hereby indemnifies and holds Lessee harmless from and against all liabilities, claims, and damages (including legal fees) suffered by or claimed against Lessee in connection with said lawsuit.

          (vii) To Lessor's knowledge, no zoning, building or similar law, ordinance, subdivision plan, order or regulation is or will be violated by the maintenance, operation or use contemplated by Lessee as of the commencement date. To Lessor's knowledge, there are no violations of any federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Property and no written notice of any such violation has been issued by any governmental authority.

          (viii) No assessments or impact fees for public improvements have been made or charged against the Property which will remain due and unpaid as of the commencement date including, without limitation, those for street widenings, intersection restructuring, construction of traffic signals, sewer, water, gas and electric lines and mains, streets, roads, sidewalks or curbs nor is any such assessment, to Lessor's knowledge, pending. Lessor shall be responsible for the total of any assessment and/or charges that is made against the Property with respect to such work.

          (ix) To Lessor's knowledge, at no time has the Property been used for the generation, storage or disposal of hazardous substances or waste or as landfill or as other waste disposal site and Lessor has no knowledge of the presence of any hazardous waste, substances or contaminants on the Property or the common area. There are not now any underground storage tanks on the Property except as specified on the site plan annexed hereto as Exhibit B and any underground storage tanks previously on the Property have been removed in accordance with applicable law. The existing tanks comply with all applicable laws and regulations and are properly registered with any departments or agencies having jurisdiction and said tanks are in good condition and do not leak.

          (x) To Lessor's knowledge, the Property is in full compliance with all environmental laws (including laws pertaining to water and waste discharge) and Lessor shall comply with all such laws relating to the Property. To Lessor's knowledge, no event has occurred which, the passage of time or the giving of notice or both, constitute non-compliance with such laws. To Lessor's knowledge, there are no actions, suits, claims or proceedings relating to a violation or noncompliance with any environmental laws pending which may affect the Property or with respect to the disposal, discharge or release of hazardous substances or waste at or from the Property.

          (xi) Except as set forth in attached Exhibit D, to Lessor's  knowledge
(i) the Property is not within an area defined by the Secretary of Housing and Urban Development as an area having special flood hazards and (ii) no portion of the Property constitutes wetlands which requires any special use or development permit by the United States Army Corp of Engineers or the State of California.

          (xii) Lessor represents that the real estate taxes are $69,950.32 for the current fiscal year.

     B. Lessor Defaults. If Lessor shall default in the performance of any obligation on its part to be performed, or breaches a representation, Lessee may perform and/or cure same and shall be entitled to recover all sums expended by it (together with reasonable counsel fees incurred in connection therewith), plus interest thereon from the date expended until the date repaid [which shall be two (2) percentage points above the prime commercial lending rate of Citibank, N.A. charged to its customers of highest credit standing for ninety
(90) day unsecured loans, in effect from time to time but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York] and Lessee may offset any such sums due against rent to be due.

     C. Rights of First Refusal

          a. Lessor hereby agrees that Lessor shall not sell, transfer or otherwise dispose of all or part of Lessor's fee interest in the Property until Lessor shall have (i) obtained a bona-fide written offer from an unrelated third party and have (ii) informed Lessee of the name and address of the offerer and
(iii) offered to sell, transfer or otherwise dispose of such fee interest to Lessee at the same price and upon the same terms and conditions contained in said bona fide offer. If Lessee shall either reject said offer or fail to give notice of acceptance of the same with thirty (30) days after the date of receipt of such offer, Lessor's fee interest may, during the one hundred twenty (120) days thereafter, be sold, transferred or otherwise disposed of to the original offerer at the same terms and conditions contained in said bona fide offer.

          b. If Lessee shall not exercise its right to purchase the offered fee interest and Lessor shall sell, transfer or otherwise dispose of the fee interest offered to Lessee within the time frame set forth above, then the right of first refusal shall be deemed to terminate and be of no further force and effect, unless Lessor shall not so sell, transfer or otherwise dispose of its fee interest to the original offerer within the aforesaid one hundred twenty (120) day period, in which event Lessor shall again be obligated to offer its fee interest to Lessee in accordance with the provisions of subparagraph (a) above. If required by Lessor to transfer title to the third party, and if requested by Lessor, Lessee shall immediately deliver to Lessor a written statement acknowledging Lessor's compliance with the provisions of this subparagraph and Lessee's intention not to purchase the Property. Such statement shall be in a form suitable for recording.

          D. Waiver of Lessor's Lien. Lessor within ten (10) days after demand from Lessee, shall and shall cause any mortgage lender to execute and deliver any document reasonably required by any supplier, lessor or lender in connection with the installation in the Property of any of Lessee's fixtures or other personal property or the storage of inventory. Lessor waives any lien, claim, interest or other right superior to that of the supplier, lessor or lender. Anything in this Lease to the contrary not withstanding, Lessor hereby waives its right, if any, to distrain upon or to secure a lien against the inventory or fixtures of Lessee or Lessee's nonpayment of rent or other default under this Lease, or otherwise. The waiver provided for in the preceding sentence is intended to be, and is, automatic and self operating; provided, however, Lessor agrees that upon Lessee's request, Lessor shall execute such additional instruments as are reasonably requested by Lessee to further evidence and confirm the same. Lessor shall be entitled to file under the provisions of UCC a financing statement covering those items listed in Exhibit C and any replacement of such items. Nothing in this subparagraph shall prevent Lessor from executing against any property of Lessee if Lessor obtains a judgment against Lessee.

          E. Memorandum of Lease. At the request of either party, the parties shall execute and acknowledge a memorandum of lease for recording purposes, which shall be recorded at the expense of the requesting party.

          F. No Partnership. Nothing herein contained shall be construed as creating a partnership, joint venture or any other relationship between Lessor and Lessee, other than that of Lessor and Lessee.

          G. Statements by Lessor and Lessee. Each of the parties hereby agrees at any time and from time to time, upon not less than ten (10) days' prior written notice, to execute, acknowledge and deliver to the other party, a statement in writing certifying that (a) this Lease is unmodified and in full force and effect (or, if there have been modifications, a statement that this Lease is in full force and effect as modified and stating the modifications),
(b) the dates to which the rent and any other sums payable hereunder have been paid, (c) whether or not, to the knowledge of such party, there are then existing any defaults under this Lease or any events which, with the giving of notice or the passage of time, or both, would constitute a default hereunder (and, if so , specifying the same), and
(d) such other information as the other party may reasonably require.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, and their respective corporate seal to be hereunto affixed the day, month and year first written above .

                                        CAPE VINCENT MILK PRODUCERS
                                             COOPERATIVE, INC.

                                        BY      /s/ Gary E. Mason Pres
                                                -------------------------------
                                        MARBLE CITY BULK MILK
                                              PRODUCERS COOPERATIVES, INC.

                                        BY      /s/ Albert Desourneax Pres
                                               -------------------------------

                                        NORTHERN NEW YORK BULK MILK
                                             PRODUCERS COOPERATIVE, INC .

                                        BY      /s/ Neil Jordon Pres
                                               -------------------------------

                                        SEAWAY BULK MILK PRODUCERS
                                              COOPERATIVE, INC .

                                        BY      /s/ Reginald F. Chester Pres
                                               -------------------------------

                                        SUPREMA SPECIALTIES, INC

                                        BY      /s/ Mark Cocchiola
                                               -------------------------------